Bank of South Carolina Corporation Declares Dividend

CHARLESTON, S.C., March 22, 2012 /PRNewswire/ -- The Board of Directors of Bank of South Carolina Corporation (Nasdaq: BKSC), the parent Company for The Bank of South Carolina, declared a $.11 per share quarterly dividend payable April 30, 2012 to shareholders of record as of April 6, 2012. Hugh C. Lane, Jr., President and Chief Executive Officer of The Bank of South Carolina, stated, "As we celebrate our 25th anniversary I am proud that we never strayed from our focus on long term relationships, distinctive personal service, responsiveness, and attention to detail. Following these basic fundamentals has allowed us to continue our quarterly dividend during the time of economic uncertainty."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. Our website is www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

CONTACT: Sheryl G. Sharry, +1-843-724-1500